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                                                                    Exhibit 99.1







October 30, 2002


KPMG LLP
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 filed by Center Bancorp, Inc. under the Securities Act of 1933, we reaffirm the representations made to you in our letter from Center Bancorp, Inc. dated January 23, 2002. In addition, we affirm to the best of our knowledge and belief, that during the period from December 31, 2001, to this date, no events occurred that have a material effect on the consolidated financial statements as of December 31, 2001, and for each of the years in the three-year period then ended which would need to be disclosed in order to keep those statements from being misleading. We also affirm, to the best of our knowledge and belief, that we have made available to you all minutes of the meetings of stockholders, the board of directors, and committees of directors to this date.

Very truly yours,
Center Bancorp, Inc.




/s/ John J. Davis
-----------------------------------
John J. Davis
President & Chief Executive Officer




/s/ Anthony C. Weagley
-----------------------------------
Anthony C. Weagley
Chief Financial Officer